EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           CENTURY PACIFIC CORPORATION


Pursuant to the provisions of Section 242 of Subchapter VII of the Delaware General Corporation Law, as amended, Century Pacific Corporation, a Delaware corporation incorporated December 29, 1982, hereby amends its Certificate of Incorporation as set forth in the amendment herein, which was duly adopted in accordance with the provisions of said section.

         Article Fourth, paragraph A, is hereby amended to read as follows:

                  "A. CAPITAL STOCK. The total number of shares of all classes of stock which this Corporation shall have the authority to issue is twenty-nine million (29,000,000), of which twenty-four million (24,000,000) shares shall be Common Stock, $.04 par value, and five million (5,000,000) shares shall be Preferred Stock, $.05 par value."

         IN  WITNESS  WHEREOF,   the  undersigned   officers  have  signed  this
Certificate of Amendment to the Certificate of Incorporation on this 5th day of June, 1989.




                                    /S/ CARLTON V. PHILLIPS
                                    ------------------------------
                                    Carlton V. Phillips, President

ATTEST:

/S/ CARL J. GOTTLEIB
----------------------------
Carl J. Gottleib
Secretary

STATE OF ARIZONA    )
                    ) ss.
County of Maricopa  )

On this 5th day of June, 1989, before me, the undersigned Notary Public personally appeared CARLTON V. PHILLIPS, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, and acknowledged that the facts stated therein are true and that he executed the same for the purposes therein contained.


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         IN WITNESS  WHEREOF,  I have  hereunto set my hand and official seal on the day and year first above written.

                                              /S/ KIMBERLY A. ORFIELD
                                              -----------------------
                                              Notary Public

My Commission Expires:

MY COMMISSION EXPIRES DECEMBER 31, 1992